Calculation of Filing Fee Tables
S-8
Natera, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	457(a)	88,126	$ 29.28	$ 2,580,329.28	0.0001381	$ 356.34
Total Offering Amounts:						$ 2,580,329.28		$ 356.34
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 356.34
Offering Note
[1]	This Registration Statement on Form S-8 covers (i) 88,126 shares of common stock, par value $0.0001 per share, of the Registrant (the "Common Stock") authorized to be issued under the Foresight Diagnostics Inc. 2020 Equity Incentive Plan pursuant to outstanding stock options to purchase shares of Foresight common stock that were assumed by the Registrant and converted into stock options to purchase shares of Common Stock in connection with the Merger and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan. The proposed maximum offering price per unit has been estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) of the Securities Act based on the weighted average exercise price of the assumed options.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A